                       CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1998-B
                       STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 15                                                                                                 PAGE #1
DETERMINATION: 09-Jul-1999                                                                                   Beginning 6/1/99
 DISTRIBUTION: 15-Jul-1999                                                                                     Ending 6/30/99
         TIME: 7/22/99 17:30
                                           CLASS A-1 5.578% MONEY MARKET ASSET BACKED NOTES
                                           CLASS A-2 5.729% ASSET BACKED NOTES
                                           CLASS A-3 5.750% ASSET BACKED NOTES
                                           CLASS A-4 5.800% ASSET BACKED NOTES
                                           CLASS B-1 6.050% ASSET BACKED CERTIFICATES



                       ORIG PRINCIPAL      BEG PRINCIPAL      PRINCIPAL         INTEREST         TOTAL         END PRINCIPAL
        CLASS             BALANCE             BALANCE        DISTRIBUTION     DISTRIBUTION    DISTRIBUTION        BALANCE
-----------------------------------------------------------------------------------------------------------------------------
       A-1 Notes     $  250,000,000.00    $          0.00   $         0.00   $        0.00   $         0.00   $          0.00

       A-2 Notes     $  200,000,000.00    $ 34,612,229.42   $28,102,080.67   $  165,244.55   $28,267,325.22   $  6,510,148.75

      A-3 Notes      $  321,000,000.00    $321,000,000.00   $         0.00   $1,538,125.00   $ 1,538,125.00   $321,000,000.00

      A-4 Notes      $  282,800,000.00    $282,800,000.00   $         0.00   $1,366,866.67   $ 1,366,866.67   $282,800,000.00

-----------------------------------------------------------------------------------------------------------------------------
      NOTE TOTALS    $1,053,800,000.00    $638,412,229.42   $28,102,080.67   $3,070,236.22   $31,172,316.89   $610,310,148.75
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
         B-1         $   32,604,142.65    $ 32,604,142.65   $         0.00   $  164,379.22   $   164,379.22   $ 32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------
  CERTIFICATE TOTALS $   32,604,142.65    $ 32,604,142.65   $         0.00   $  164,379.22   $   164,379.22   $ 32,604,142.65
-----------------------------------------------------------------------------------------------------------------------------
        TOTALS       $1,086,404,142.65    $671,016,372.07   $28,102,080.67   $3,234,615.44   $31,336,696.11   $642,914,291.40
-----------------------------------------------------------------------------------------------------------------------------

                          FACTOR INFORMATION PER $1,000

                             PRINCIPAL              INTEREST            END PRINCIPAL
        CLASS               DISTRIBUTION          DISTRIBUTION             BALANCE
------------------------------------------------------------------------------------------
          A-1                      0.00000000            0.00000000            0.00000000
                                                                    ----------------------

                       -------------------------------------------------------------------
          A-2                    140.51040335            0.82622275           32.55074375
                                                                    ----------------------

                       -------------------------------------------------------------------
          A-3                      0.00000000            4.79166667        1,000.00000000
                                                                    ----------------------

                       -------------------------------------------------------------------
          A-4                      0.00000000            4.83333335        1,000.00000000
                                                                    ----------------------

------------------------------------------------------------------------------------------
     Notes Totals                 26.66737585            2.91349043          579.15178283
------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------
         B-1                       0.00000000            5.04166669        1,000.00000000
------------------------------------------------------------------------------------------
  Certificate Totals               0.00000000            5.04166669        1,000.00000000
------------------------------------------------------------------------------------------
        TOTALS                    25.86705957            2.97735927          591.78188499
------------------------------------------------------------------------------------------

                     IF THERE ARE ANY QUESTIONS OR COMMENTS,
                  PLEASE CONTACT THE ADMINISTRATOR LISTED BELOW

===============================================================================

                                              KIM COSTA
                                              THE CHASE MANHATTAN BANK - ASPG
                                              450 WEST 33RD STREET, 15TH FLOOR
                                              NEW YORK, NEW YORK 10001
                                              (212) 946-3247

(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------

                       CHASE MANHATTAN AUTO OWNER TRUST
                                SERIES 1998-B
                       STATEMENT TO CERTIFICATEHOLDERS
--------------------------------------------------------------------------------

        PERIOD 15                                                                                                PAGE #2
DETERMINATION: 09-Jul-1999                                                                                   Beginning 6/1/99
 DISTRIBUTION: 15-Jul-1999                                                                                   Ending 6/30/99
         TIME: 7/22/99 17:30


                                                                                                                 per $1000
                                                                                                                ----------
Section 5.8 (iii)     Servicing Fee                                                   $    559,180.31           0.51470745


Section 5.8 (iv)      Administration Fee                                              $      1,000.00           0.00092047


Section 5.8 (vi)      Pool Balance at the end of the Collection Period                $642,914,291.40


Section 5.8 (vii)     Repurchase Amounts for Repurchased Receivable
                                       By Seller                                      $          0.00
                                       By Servicer                                    $     48,337.44
                                       TOTAL                                          $     48,337.44

Section 5.8 (viii)    Realized Net Losses for Collection Period                       $    215,415.71


Section 5.8 (ix)      Reserve Account Balance after Disbursement                      $ 19,287,428.74


Section 5.8 (x)       Specified Reserve Account Balance                               $ 19,287,428.74


Section 5.8 (xi)      Total Distribution Amount                                       $ 33,234,346.50

                                       Servicing Fee                                  $    559,180.31
                                       Administrative Fee                             $      1,000.00
                                       Noteholders' Distribution Amount               $ 31,172,316.89
                                       Certificateholders' Distribution Amount        $    164,379.22
                                       Deposit to Reserve Account                     $  1,337,470.08




Section 5.8 (xii)     Noteholders' Distributable Amount

-----------------------------------------------------------------------------------------------------------------------------------
Class        Principal          Interest             Total       Prin (per $1000/orig)  Int (per $1000/orig) Total (per $1000/orig)
-----------------------------------------------------------------------------------------------------------------------------------
 A-1      $         0.00     $        0.00      $         0.00          0.00000000          0.00000000            0.00000000
 A-2      $28,102,080.67     $  165,244.55      $28,267,325.22        140.51040335          0.82622275          141.33662610
 A-3      $         0.00     $1,538,125.00      $ 1,538,125.00          0.00000000          4.79166667            4.79166667
 A-4      $         0.00     $1,366,866.67      $ 1,366,866.67          0.00000000          4.83333335            4.83333335
-----------------------------------------------------------------------------------------------------------------------------------
Total     $28,102,080.67     $3,070,236.22      $31,172,316.89         26.66737585          2.91349043           29.58086628
-----------------------------------------------------------------------------------------------------------------------------------


Section 5.8 (xiii)    Certificateholders' Distributable Amount

-----------------------------------------------------------------------------------------------------------------------------------
Class        Principal          Interest             Total        Prin (per $1000/orig) Int (per $1000/orig) Total (per $1000/orig)
-----------------------------------------------------------------------------------------------------------------------------------
 B-1               $0.00       $164,379.22         $164,379.22          0.00000000          5.04166669            5.04166669
-----------------------------------------------------------------------------------------------------------------------------------
Total              $0.00       $164,379.22         $164,379.22          0.00000000          5.04166669            5.04166669
-----------------------------------------------------------------------------------------------------------------------------------


Section 5.8 (xiv)     Reserve Fund Transfer Amount                 $1,337,470.08


(C) COPYRIGHT 1998, CHASE MANHATTAN BANK
--------------------------------------------------------------------------------